As filed with the Securities and Exchange Commission on May 26, 1999
                                      Registration No. 333-_________
-----------------------------------------------------------------------
                  SECURITIES AND EXCHANGE COMMISSION
                        450 FIFTH STREET, N.W.
                        Washington, D.C. 20549
                              ___________

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933
                              ___________

                    THE PEPSI BOTTLING GROUP, INC.
        ------------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                             13-4038356
  -------------------------------      ------------------------------------
  (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
   Incorporation or Organization

                             One Pepsi Way
                      Somers, New York 10589-2201
     ------------------------------------------------------------
     (Address of Principal Executive Offices, including zip code)

                    PBG 1999 LONG-TERM INCENTIVE PLAN
                    ---------------------------------
                       (Full Title of the Plan)

                           Pamela C. McGuire
         Senior Vice President, General Counsel and Secretary
                    The Pepsi Bottling Group, Inc.
                             One Pepsi Way
                        Somers, New York  10589
                            (914) 767-7540
-------------------------------------------------------------------------------
(Name, Address and Telephone Number, including area code, of Agent for Service)

                              Copies to:
            Mark D. Wincek                          Steven M. Rapp
       Kilpatrick Stockton LLP              The Pepsi Bottling Group, Inc.
   700 13th Street, N.W., Suite 800                 One Pepsi Way
       Washington, D.C. 20005               Somers, New York 10589-2201
           (202) 508-5801                            (914) 767-7971

============================================================================================================
                             CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum     Proposed Maximum
    Title of Securities        Amount to be       Offering Price           Aggregate           Amount of
      to be Registered          Registered           Per Share             Offering         Registration Fee
                                                                             Price
-------------------------------------------------------------------------------------------------------------
 Common Stock,
 Par Value $.01              15,000,000 <F1>    $22.61 <F2>            $339,068,056 <F2>     $94,260.92 <F2>
-------------------------------------------------------------------------------------------------------------

<F1>  Pursuant to Rule 416 under the Securities Act of 1933, this
      Registration Statement also covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

<F2>  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the average of the high and low sales prices of the Registrant's Common Stock, as reported on the New York Stock Exchange on May 19, 1999, and, for options outstanding under the PBG 1999 Long-Term Incentive Plan, the exercise price of such options.

                                PART I

               INFORMATION REQUIRED IN THE SECTION 10(a)
                              PROSPECTUS

ITEM 1.  Plan Information.*

ITEM 2.  Registration Information and Employee Plan Annual
Information.*
____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        Incorporation of Documents by Reference
               ---------------------------------------

     The Pepsi Bottling Group, Inc. (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (1) the Registrant's Prospectus, dated March 30, 1999, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), in Registration Statement No. 333-70291 on Form S-1 ("Form S-1"),

     (2) the Registrant's Quarterly Report on Form 10-Q for the period ended March 20, 1999, and

     (3) the description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Registration
     Statement on Form 8-A, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all amendments and reports filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   Description of Securities
          -------------------------

     Not applicable (the Common Stock is registered under Section
12(b) of the Exchange Act).

ITEM 5.   Interests of Named Experts and Counsel
          --------------------------------------

     The validity of the shares of Common Stock issuable under the PBG 1999 Long-Term Incentive Plan has been passed upon for the Registrant by Pamela L. McGuire, Esq., Senior Vice President, General Counsel and Secretary of the Registrant. Ms. McGuire holds options to purchase shares of the Registrant's Common Stock.

ITEM 6.   Indemnification of Directors and Officers
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Eighth of the Registrant's Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation provides for such limitation of liability.

     The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 7.   Exemption from Registration Claimed
          -----------------------------------

     Not applicable.

ITEM 8.   Exhibits
          --------

 Exhibit No.    Description
 -----------    -----------

    4.1 Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Form S-1.)

    4.2        Bylaws (incorporated herein by reference to Exhibit
               3.2 to Form S-1).

    4.3        Amendments to Certificate of Incorporation
               (incorporated herein by reference to Exhibit 3.3 to Form S-1).

    4.4 Form of common stock certificate (incorporated herein by reference to Exhibit 4 to Form S-1).

     5 Opinion and consent of Pamela C. McGuire, Esq., Senior Vice President, General Counsel and Secretary of the Registrant.

    23.1       Consent of KPMG LLP.

    23.2       Consent of Pamela C. McGuire, Esq., Senior Vice
               President, General Counsel and Secretary of the
               Registrant (included in her opinion filed as Exhibit 5 hereto).

    24         Powers of Attorney.

ITEM 9.   Undertakings
          ------------

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somers, State of New York, on May 26, 1999.

                         THE PEPSI BOTTLING GROUP, INC.

                         By: /s/  PAMELA C. MCGUIRE
                            Pamela C. McGuire
                            Senior Vice President, General Counsel
                               and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                                Title                   Date
 ---------                                -----                   ----

/s/ Craig E. Weatherup     Principal Executive Officer and       May 26, 1999
Craig E. Weatherup         Director (Principal Executive
                           Officer)

/s/ John T. Cahill         Executive Vice President, Chief       May 26, 1999
John T. Cahill             Financial Officer and Director
                           (Principal Financial Officer)

/s/ Peter A. Bridgman      Senior Vice President and             May 26, 1999
Peter A. Bridgman          Controller (Principal
                           Accounting Officer)

_________________________ Director                               May __, 1999
Linda G. Alvarado

          *
------------------------- Director                               May 26, 1999
Barry H. Beracha

          *
------------------------- Director                               May 26, 1999
Thomas W. Jones

          *
------------------------- Director                               May 26, 1999
Thomas H. Kean

          *
------------------------- Director                               May 26, 1999
Susan Kronick

          *
------------------------- Director                               May 26, 1999
Robert F. Sharpe, Jr.

_________________________ Director                               May __, 1999
Karl M. von der Heyden

*  By:  Pamela C. McGuire, Attorney-in-Fact
  /s/ PAMELA C. MCGUIRE
  Pamela C. McGuire

                             EXHIBIT INDEX

 Exhibit No.  Description
 -----------  -----------

   4.1 Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Form S-1.)

   4.2        Bylaws (incorporated herein by reference to Exhibit
              3.2 to Form S-1).

   4.3        Amendments to Certificate of Incorporation
              (incorporated herein by reference to Exhibit 3.3 to Form S-1).

   4.4 Form of common stock certificate (incorporated herein by reference to Exhibit 4 to Form S-1).

      5       Opinion and consent of Pamela C. McGuire, Esq.,
              Senior Vice President, General Counsel and
              Secretary of the Registrant.

    23.1      Consent of KPMG LLP.

    23.2      Consent of Pamela C. McGuire, Esq., Senior Vice
              President, General Counsel and Secretary of the
              Registrant (included in her opinion filed as Exhibit 5 hereto).

    24        Powers of Attorney.